UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2014

WORLD MOTO, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54694	77-0716386
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

131 Thailand Science Park INC-1 #214	N/A
Phahonyothin Road
Klong1, Klong Luang
Pathumthani 12120 Thailand
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 840-8781

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.           Entry into a Material Definitive Agreement

On March 10, 2014, World Moto Inc., a Nevada corporation (the “Company”) entered into a Fleet Franchise Agreement (the “Agreement”) with Mobile Advertising Ventures Ltd. (“MAV”).

Pursuant to the terms of the Agreement, the Company granted a fleet franchise license to MAV in the Federal Territory of Kuala Lumpur, Malaysia, exclusive of the surrounding suburban areas of the Klang Valley (the “Region”). The grant includes the right to operate “Yes” delivery services in the Region and the use of certain proprietary systems and property (including any Wheelies products for direct advertising) in connection with such services for a term of ten (10) years. The initial franchise fee is $25,000.00 and royalty payments equal to 5% of the gross proceeds from delivery fees and net sales of the franchise are due after twelve (12) months from the first commercial “Yes” delivery by the franchise. MAV is also required to contribute 1% of its gross proceeds from delivery fees and net sales to the Company’s marketing program.

The Company is required to provide training and ongoing guidance and assistance with respect to the services provided by MAV. Additionally, MAV agrees to indemnify the Company against any losses arising in connection with the operation of the franchise or any actions taken under the agreement resulting from negligence or willful misconduct.

Pursuant to the Agreement, MAV is required to submit monthly reports to the Company detailing its financial condition, including a profit and loss statement, and a report on gross proceeds from delivery fees and net sales for such periods. The Agreement is not assignable by MAV without the prior written consent of the Company and the Company has a right of first refusal with respect to any assignment of the Agreement or sale of the franchise.

The foregoing description is qualified in its entirety by reference to the Agreement filed as Exhibit 10.1 attached hereto and incorporated herein by reference. A copy of the press release issued by the Company in connection with its entry into the Agreement is included as Exhibit 99.1 attached hereto.

SECTION 9 – FINANCIAL STATEMENT AND EXHIBITS

Item 9.01.           Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibit Description

10.1	Flee Franchise Agreement, dated March 10, 2014, between World Moto, Inc. and Mobile Advertising Ventures Ltd.

99.1	Press Release, dated March 10, 2014

The information set forth in Exhibit 99.1 attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

Portions of this report may constitute “forward-looking statements” defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD MOTO, INC.

Date: March 14, 2014	By:	/s/